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                                  EXHIBIT 3.5



              AMENDMENT TO BYLAWS OF CITADEL HOLDING CORPORATION
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              The Bylaws of Citadel Holding Corporation (the "Corporation") are
hereby amended as of the 23rd day of August, 1996 by amending Article III of the Bylaws to add Sections 15, 16, 17, 18 and 19 after Section 14 thereof in full as follows:

"INDEPENDENT CONTINUING DIRECTORS

              Section 15. The corporation shall not vote (in person or by proxy), grant any power of attorney to vote, or execute any written consent with respect to any CAC common stock which the corporation may own or hold to elect directors of CAC, except on the specific direction of a majority of the Independent Continuing Directors.

              Section 16. The corporation shall at all times have at least one director who is an Independent Continuing Director.

              Section 17. The provisions of this Article III, Sections 15-19 shall not be applicable after the earliest of (1) December 31, 1998, (2) the date on which CAC shall become a Subsidiary of any person other than the corporation, (3) the date on which the corporation shall become a Subsidiary of any person, and (4) the date on which the Independent Continuing Directors of CAC shall have (a) received a written opinion of counsel to the Independent Continuing Directors, which counsel and opinion shall be acceptable to the Independent Continuing Directors in their sole discretion, which opinion shall be to the effect that the corporation would continue to be entitled to take action with respect to any CAC matters if the provisions of Article III, Sections 15-19 of these Bylaws were no longer applicable and (b) adopted, by majority vote, a resolution stating that they have received such an opinion, that the Independent Continuing Directors have determined that the continued applicability of the provisions of Article III, Sections 15-19 of these Bylaws is not in the best interest of the corporation, and that the provisions of
Article III, Sections 15-19 of these Bylaws is thereby no longer applicable; provided, that in no case shall the provisions of this Article III, Sections 15-19 be deemed not applicable earlier than December 31, 1996.

              Section 18. The provisions of Article III, Sections 15-19 shall not be amended or repealed except with the consent of a majority of the Independent Continuing Directors.

              Section 19. The following terms used in this Article III, Sections 15-19 shall have the following meanings:


              "CAC" shall mean Citadel Acquisition Corp., Inc., a Delaware corporation, and its successors.

              "Independent Continuing Director" shall mean a director of the corporation who (1) is (a) elected a director of the corporation by the incorporator of the corporation, (b) designated as an Independent Continuing Director, prior to or simultaneously with his or her election as a director, by the Independent Continuing Directors then in office, or (c) elected a director by the stockholders of the corporation at a time when there are no Independent Continuing Directors in office and (2) is not an officer or director of Reading Company, a Pennsylvania company, or any successor thereto or any company formed to act as a holding company for Reading Company or any Subsidiary of Reading Company, its successor or any company formed to act as a holding
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    company for Reading Company, or a member of the immediate family of any such officer or director.

             "Subsidiary" of any person shall mean a corporation or other entity in which such person, a Subsidiary of such person, or such person and its Subsidiaries together, directly or indirectly, owns or holds securities or other equity interests having the power to elect at least a majority of the directors or other persons performing similar functions of such corporation or entity."

Except as amended hereby, the Bylaws of the Corporation shall continue in full force and effect.


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